UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

AmerisourceBergen Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 11, 2010, the Registrant’s Board of Directors appointed Steven H. Collis, 49, to serve as President and Chief Operating Officer. Mr. Collis will now be responsible for all of the Registrant’s business units, including AmerisourceBergen Drug Corporation, AmerisourceBergen Specialty Group, AmerisourceBergen Consulting Services, and AmerisourceBergen Packaging Group. In his capacity as President and Chief Operating Officer, Mr. Collis will continue to report directly to R. David Yost, the Registrant’s Chief Executive Officer. Prior to Mr. Collis’s election, Mr. Yost also held the title of President.

Prior to his appointment as President and Chief Operating Officer, Mr. Collis served as Executive Vice President of the Registrant and President of AmerisourceBergen Drug Corporation from September 2009 to November 2010. Mr. Collis was Executive Vice President and President of AmerisourceBergen Specialty Group from September 2007 to September 2009 and was Senior Vice President of the Company and President of AmerisourceBergen Specialty Group from August 2001 to September 2007. Mr. Collis has been employed by the Registrant or one of its predecessors for 16 years.

In connection with Mr. Collis’s promotion, Mr. Collis and the Registrant entered into a Second Amendment and Restatement of Employment Agreement, dated and effective as of November 11, 2010 (the “Employment Agreement”), to provide that Mr. Collis will serve as President and Chief Operating Officer of the Registrant, reporting to the Chief Executive Officer of the Registrant. In addition, the amendment of the Employment Agreement also broadened the scope of Mr. Collis’s non-compete obligations to provide that during the time that Mr. Collis is employed by the Registrant and for a period of two years from the date of termination or expiration of his employment, he will not compete, directly or indirectly, with any business (including the wholesale distribution of pharmaceutical products) in which the Registrant or any of its subsidiaries engage or which has been reviewed by the Registrant’s Board of Directors for development to be owned or managed by the Registrant or which has been divested by the Registrant (and as to which the Registrant has an obligation to refrain from competition). The Employment Agreement supersedes all prior employment agreements between the Registrant and Mr. Collis.

(e) The information regarding the amendments to Mr. Collis’s Employment Agreement set forth in Item 5.02(c) of this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date:	November 17, 2010	By:	/s/ Michael D. DiCandilo

		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer